EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           We hereby consent to the incorporation of our report dated February 23, 1997, on the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-8 (No. 33-76614 and No. 333-46383) and on Form S-3 (No. 333-50769 and No. 333-63915).

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
January 27, 1999